EXHIBIT 10.2 AMENDMENT NO. 1 DATED AS OF AUGUST 14, 2006 TO THE EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 (this Amendment) dated as of August 14, 2006 to the Employment Agreement dated as of July 01, 2006, by and between Yossi Attia and Euroweb International Corp. (the "Company") and/or its subsidiary.

WHEREAS:

The parties wish to amend certain terms of the Employment Agreement.

Now, therefore, in consideration of and subject to the premises and the mutual agreements, terms and conditions herein contained, the benefits to be derived therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

      Capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Employment Agreement.

2. Term, Title, and Duties

      In addition to the appointment for five years of Yossi Attia as the President of Euroweb RE Corp., a subsidiary of the Company ("ERC"), as described in the Employment Agreement, the Company enters into a two year employment agreement commencing August 14, 2006 with Yossi Attia as Chief Executive Officer of the Company.

3. Salary

      Effective August 14, 2006, Yossi Attia shall be paid at the annualized salary rate of at least $250,000 to be paid in the form of Company shares of common stock. The number of shares to be received by Yossi Attia is calculated based on the average closing price 10 days prior to the commencement of each employment year. All other compensation terms described in the Employment Agreement shall remain in full force and effect in accordance with its terms, including but not limited to, Annual and Special Bonuses, Benefits, and Benefits upon Termination.

4. General.

      Except as amended hereby, the Employment Agreement continues to be, and shall remain, in full force and effect in accordance with its terms.


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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date and year first above written

                                        EUROWEB INTERNATIONAL CORP.


Dated: August 14, 2006                  By  /s/ Moshe J. Schnapp
      -------------------                 ---------------------------------
                                          Moshe J. Schnapp

                                        Its: President


                                        YOSSI ATTIA


Dated: August 14, 2006                  By  /s/ Yossi Attia
      -------------------                 ---------------------------------
                                          Yossi Attia


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